                                                                    EXHIBIT 99.1

Carl Hymans                                             Carl Fonash
G.S. Schwartz & Co.                                     The Quigley Corporation
(212) 725-4500                                          (267) 880-1111
carlh@schwartz.com                                      fonash@quigleyco.com
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                      QUIGLEY REPORTS FIRST QUARTER RESULTS

        --NET SALES INCREASED 22%; COLD REMEDY SEGMENT NET SALES UP 40%--

DOYLESTOWN,  PA. - APRIL 28, 2005 - THE QUIGLEY CORPORATION (NASDAQ: QGLY) today reported  net sales of $11.8  million  for the first  quarter  of 2005,  a 22.4%
increase over the $9.6 million reported for the same period in 2004.

The  increase  in net sales  for the  first  quarter  of 2005  reflects  a 39.7%
increase  in the  Company's  Cold  Remedy  segment.  Net sales of the Health and
Wellness segment include an increase of 15.8% in the segment's European sales as compared to 2004. This increase  partially  offset an overall decrease in Health and Wellness segment sales of 9% for the first quarter,  due to a decline in the number of active domestic independent  representatives.  Net sales also reflects
$1  million  from the  Company's  Contract  Manufacturing  segment  which has no comparable  amount  in  2004 as  operations  of this  segment  were  part of the acquisition of the facilities that manufactured  COLD-EEZE(R)  during the fourth quarter of 2004.

The Company's  Cold Remedy net sales  continued to far outpace the growth in its category even as the incidence of colds during the quarter were greater than the comparable  period in 2004.  The continued  expansion of the Cold Remedy segment reflects strategic advertising and marketing initiatives; new product extensions of  COLD-EEZE(R);  and an increase in consumer  acceptance,  as  indicated  in a recent analysis demonstrating an expanded household penetration.

Guy J. Quigley,  Chairman,  President and Chief Executive  Officer said, "We are very  pleased with our overall  results for the first  quarter  which  include a major  increase  in sales and a  significant  reduction  in the net loss for the period. We continued to generate  increased sales and greater market penetration for our  COLD-EEZE(R)  Cold Remedy  products,  expanded our European  Health and
Wellness sales,  and recognized the benefits of our acquisition of the assets of
JoEL,  Inc.,  which provided  facilities for the manufacture of other brands and contributed  $1  million in sales for the  quarter.  We are well  positioned  to
further   increase  sales  of  our  core  products  and  garner  greater  market penetration of our COLD-EEZE(R) cold remedy products."

The net loss for the first quarter of 2005 was  $155,000,  or ($0.01) per share, compared to a net loss of  $782,000,  or ($0.07) per share,  for the same period last year.  Gross profit  percentage  margins for the Cold Remedy and Health and
Wellness  segments  for the quarter  were  relatively  consistent  with  margins attained for the same period in 2004, while gross profit percentage margins were substantially  lower  for the  Contract  Manufacturing  segment  than our  other operating  segments.  During the  quarter,  the Company  incurred  research  and development  costs of $1.1  million as compared to $947,000  for the same period last year.

The reduced net loss for the quarter compared with the same period last year was primarily due to the gross profit gains of the Cold Remedy segment.  These gains were partially  offset by increases in marketing,  administrative,  and research and  development  costs  associated  with  Quigley  Pharma's  clinical  studies.
Additionally,  net income margins for the Cold Remedy segment were profitable in
2005 as  compared  to a loss  for  the  same  period  in  2004  with a  marginal contribution by the Contract  Manufacturing  segment. Net income margins for the
Health and Wellness segment were relatively consistent with margins attained for the same period in 2004.

No tax benefits to reduce  losses are provided for the quarters  ended March 31,
2005  and  2004,  respectively,  as  the  Company  is  in a net  operating  loss carry-forward  position from the cumulative  effect of deductions  attributed to options, warrants and unrestricted stock from previous year's taxable income.

"The significant net loss reduction for the first quarter reflects, in part, our ability to  manufacture  and market our cold remedy  products  with greater cost efficiencies and enhanced volume  production.  We continue to invest in research and  development  of  Quigley  Pharma.  For  example,  Quigley  Pharma  recently completed a double-blind  placebo controlled study of its QR-340 Scar Formula in which  initial  results  demonstrated  that the formula was safe,  effective and outperformed  Mederma(R),  the  top  selling  scar  appearance  formula  in  the commercial marketplace," noted Mr. Quigley.

"We continue to implement strategic  initiatives to generate growth and increase profitability.  We are  committed to  increasing  sales of our core products and capitalizing  on the growing  consumer demand for our  COLD-EEZE(R)  Cold Remedy products.  In addition,  we remain focused on expanding our wholly-owned Ethical
Pharmaceutical  subsidiary,  Quigley Pharma, and are confident that this segment of our business will be a source of future  growth for the  Company,"  concluded
Mr. Quigley.

The  following  is a  list  of  formulations  currently  in the  Quigley  Pharma pipeline:

INFLUENZA A -- QR435: Retroscreen LTD. at The University of London has started a final animal model  influenza study in preparation for a proposed human Proof Of
Concept  Study  to start in  mid-2005.  The  study  "Prophylactic  potential  of
different   QR-435   antiviral   nasal  spray   formulations  in  the  Influenza
A/Panama/2007/99 (H3N2) virus ferret transmission model" will determine if there is any efficacy or safety  issues with  different  dose forms of this  naturally derived broad-spectrum anti-viral compound.

SYSTEMIC  RADIATION  --  QR336:  There  were  encouraging   results  seen  in  a
preliminary  non-GLP  animal study of this  naturally  derived radio  protective compound  against ionizing  radiation.  A pre-IND meeting was held at the FDA in
October  with the  Division  of Medical  Imaging  and  Radiopharmaceutical  Drug
Products.  A GLP  controlled  animal  study  of the QR 336  formulation  for the
Radioprotection/Treatment  of Radiation Lethality Induced by Four MeV Photons in
the C3H Mouse will start this year, and predicated upon positive results will be followed by a second animal study.

DIABETIC  NEUROPATHY -- QR 333: Per the FDA's  instructions  at the last Pre-IND
Meeting for the continued development of this drug; the compound is undergoing a series of  toxicity  studies to support  the  safety of this  naturally  derived compound for the relief of symptoms of diabetic peripheral neuropathy,  prior to beginning  a human Phase IIB dose  ranging  study.  The  company  hopes to begin pivotal studies on this compound in 2005.

VIRUCIDAL COMPOUND -- QR437: Ongoing  pre-clinical  research activities include:
the  completion  of a second  in vitro  experiment  to  determine  virucidal  or virustatic  properties  against the HIV virus by QR437. The results of the first in vitro study  determined that this naturally  derived compound has significant dose dependant  virucidal  properties with a probable rapid mode of action. This type of  compound  might be used with  condoms or  intravaginal,  oral and other topical dose forms as a first line defense against infection.  Ongoing plans for this compound are pending;  the company expects to announce next steps some time in 2005.

Quigley  Pharma  is also  conducting  research  on  their  previously  announced patented  compound  for  the  treatment  of  rheumatoid  arthritis  and  similar diseases.

It has  conducted  one  positive  pre-clinical  in vitro  study  on  Avian  Flu, demonstrating antiviral activity when tested in a virustatic test. Ongoing plans for this compound are pending;  the company  expects to announce next steps some time in 2005.

The  Quigley  Corporation  makes  no  representation  that  the US Food and Drug
Administration or any other regulatory agency will grant an Investigational  New
Drug ("IND") or take any other action to allow its formulations to be studied or marketed. Furthermore, no claim is made that potential medicine discussed herein
is  safe,   effective,   or  approved  by  the  Food  and  Drug  Administration.
Additionally,  data that demonstrates activity or effectiveness in animals or in vitro tests do not necessarily mean the formula test compound, referenced herein will be effective in humans.  Safety and effectiveness in humans will have to be demonstrated by means of adequate and  well-controlled  clinical  studies before the clinical  significance of the formula test compound is known. Readers should carefully  review the risk factors  described in filings the Company  files from time to time with the Securities and Exchange Commission.

The Quigley Corporation (Nasdaq:  QGLY,  http://www.Quigleyco.com)  is a leading developer and marketer of diversified health products including the COLD-EEZE(R)
family of patented zinc  gluconate  glycine  (ZIGG(TM))  lozenges and sugar free tablets. COLD-EEZE is the only (ZIGG) lozenge proven in two double-blind studies to reduce the  duration  of the common  cold from 7.6 to 4.4 days or by 42%.  In addition to  Over-The-Counter  (OTC)  products,  the Company has formed  Quigley
Pharma   Inc.    (http://www.QuigleyPharma.com),    a   wholly   owned   ethical
pharmaceutical  subsidiary,  to introduce a line of naturally  derived  patented prescription drugs. The Quigley Corporation's customers include leading national wholesalers  and  distributors,  as well as independent and chain food, drug and mass merchandise stores and pharmacies.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the
Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following  represents  condensed  financial data (in  thousands)  except per share data:

                                                             Three-Months     Three-Months
                                                                Ended            Ended
                                                            March 31, 2005   March 31, 2004
                                                                  ($)              ($)
                                                            --------------   --------------

Net Sales                                                       11,753            9,606
Gross profit                                                     5,703            4,520
Sales & marketing expenses                                       1,835            1,623
Administrative expenses                                          2,995            2,750
Research & development                                           1,068              947

Income taxes (Benefit)                                            --               --
Net loss                                                          (155)            (782)

  Diluted loss per share:
       Net loss                                                 ($0.01)          ($0.07)
   Diluted weighted average common shares outstanding:      11,654,796       11,510,687

Consolidated Balance Sheets (Unaudited)
---------------------------------------

The following  represents  condensed  financial data (in thousands) at March 31,
2005 and December 31, 2004:

                                                    2005            2004
                                                     ($)             ($)
                                                 ----------      ----------

               Cash & cash equivalents             16,481          14,366
               Accounts receivable, net             3,270           6,376
               Inventory                            3,417           3,455
               Total current assets                24,186          24,961
               Total assets                        30,488          31,530
               Total current liabilities            6,284           7,109
               Long-term debt                       2,357           2,464
               Total stockholders' equity          21,788          21,902